SECURED PROMISSORY NOTE

$750,000 **June 29, 2018**

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Parscale Digital Inc., a Nevada corporation (the "**Borrower**"), hereby unconditionally promises to pay to the order of P2Binvestor, Incorporated, a Colorado corporation located at 1120 Lincoln St., #100, Denver, CO 80203 (the "**Noteholder**", and together with the Borrower, the "**Parties**"), the principal amount of seven hundred and fifty thousand ($750,000) (the "**Loan**"), together with all accrued interest thereon, by or on the Maturity Date set forth on **Schedule 1** hereto (the "**Maturity Date**") as provided in this Promissory Note (the "**Note**", as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms). This Note is made as of the Effective Date set forth on **Schedule 1** hereto.

WHEREAS, the Parties acknowledge that they have executed between them that certain Financing and Security Agreement, dated as of October 19, 2017 (the "**FSA**"), which provides a working capital facility for Borrower's business, supported by the sale and assignment of its accounts receivable and other assets; and

WHEREAS, the Noteholder wishes to provide an additional term loan to Borrower;

NOW, THEREFORE, in consideration of the premises, the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby covenant and agree as follows, effective as of the date first above written:

1. Interest and Payments.

(a) Interest Rate. Except as otherwise provided in this Note, the outstanding principal amount under the Loan shall accrue interest at an annual rate equal to the Interest Rate set forth in **Schedule 1** hereto from the date of this Note until the entire Loan, including principal and accrued but unpaid interest, is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

(b) Default Interest. If any amount payable under this Note is not paid when due (without regard to any applicable grace periods), whether at the stated maturity, by acceleration or otherwise, the outstanding principal amount of the Loan shall bear interest at an annual rate equal to the Default Interest Rate set forth on **Schedule 1** hereto from the date payment was due until all delinquent amounts are paid in full.

(c) Computation of Interest. All computations of interest shall be made on the basis of the actual number of days elapsed in a year of 365 (or 366, as the case may be) days. Interest shall commence to accrue on the principal amount of the Loan on the date of this Note, and shall not accrue on the day on which it is paid if payment is made to prior to 12:00 p.m. Mountain time. Any payment of principal on this Note after 12:00 p.m. Mountain time on any business day shall be credited against this Note on the next business day and interest will continue to accrue until so credited.

(d) Interest Rate Limitation. The agreements made by Borrower with respect to this Note are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Noteholder exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Noteholder shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws.

(e) Payment of Interest and Principal.

(i) Borrower shall remit to Noteholder monthly payments in accordance with the terms of this Note and the Repayment Schedule attached hereto as **Exhibit B**. All unpaid principal and accrued but unpaid interest thereon, and any fees or other amounts due, under this Note shall be due and payable in full on the Maturity Date.

(ii) The Borrower may prepay any principal amounts due hereunder in whole or in part at any time or from time to time without penalty or premium. Any such prepayment shall be applied in reverse order of maturity unless otherwise agreed by the Borrower and the Noteholder. In the event that the Parties agree not to apply prepayments as set forth herein, the Repayment Schedule at **Exhibit B** shall be deemed to be revised to reflect such prepayment of principal and taking into account the amortization calculation, as set forth herein, beginning on the date of first payment hereunder.

2. Payment Mechanics.

(a) Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 p.m. Mountain time on the date on which such payment is due pursuant to Schedule B, as it may be amended from time to time, by cashier's check, certified check or by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b) Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a business day, such payment shall be made on the next succeeding business day and such extension will be taken into account in calculating the amount of interest payable under this Note.

(c) Application of Payments. Except as otherwise set forth herein, all payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to all accrued and unpaid interest outstanding hereunder, and third to the payment of the principal amount outstanding under the Note.

(d) Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower's obligation to make such payment shall be reinstated, and interest shall accrue as set forth in this Note, upon any such amounts as though such payment had not been made.

3. Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

(a) Existence; Compliance with Laws. The Borrower is (a) an entity as described in the preamble hereto, duly formed, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance with all applicable laws, rules, regulations and judicial or government orders.

(b) Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and the Security Agreement and to perform its obligations hereunder and thereunder.

(c) Authorization; Execution and Delivery. The execution and delivery of this Note and the Security Agreement by the Borrower and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with its organizational documents and all applicable laws, statues, rules and regulations. The Borrower has duly executed and delivered this Note and the Security Agreement.

(d) No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other individual, agency or entity is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note or the Security Agreement.

(e) No Violations. The execution and delivery of this Note and the Security Agreement and the consummation by the Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Borrower's organizational documents; (b) violate any laws, rules, regulations and judicial or government orders applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

(f) Enforceability. Each of the Note and the Security Agreement is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(g) No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or governmental authority is pending or threatened by or against the Borrower or any of its property or assets (a) with respect to the Note, the Security Agreement or any of the transactions contemplated hereby or thereby or (b) that could be expected to materially adversely affect the Borrower's financial condition or the ability of the Borrower to perform its obligations under the Note or the Security Agreement.

4. Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

(a) Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where

the failure to do so could not reasonably be expected to have a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower; (b) the validity or enforceability of the Note or Security Agreement; (c) the perfection or priority of any Lien purported to be created under the Security Agreement; (d) the rights or remedies of the Noteholder hereunder or under the Security Agreement; or (e) the Borrower's ability to perform any of its material payment obligations hereunder or under the Security Agreement (each, a "**Material Adverse Effect**").

(b) Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its material contracts and agreements; and (c) all laws, rules, regulations and judicial or government orders applicable to it and its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

(d) Notice of Events of Default. As soon as possible, and in any event within two (2) business days after it becomes aware that an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

(e) Further Assurances. Upon the request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the Security Agreement.

5. Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not:

(a) Indebtedness. Incur, create or assume any indebtedness, other than indebtedness existing or arising under this Note, the FSA, or any other agreement, document or instrument between Borrower and Noteholder, together with any continuation or refinancing hereof or thereof or indebtedness otherwise approved or allowed by the Noteholder pursuant to the terms of the FSA (the "**Permitted Debt**").

(b) Liens. Incur, create, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; and (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; and (c) Liens created pursuant to the Security Agreement or the FSA or any other Party Agreement.

(c) Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

6. Security Agreement; Cross-Collateralization. Borrower hereby grants to Noteholder, as collateral security for the repayment of this Note, a first priority security interest on the Collateral

described in and otherwise as set forth in the Security Agreement of the parties attached as **Exhibit A** hereto (the "**Collateral**"). Borrower authorizes Noteholder to take, for its own benefit and on behlf of the Borrower, and Borrower itself shall promptly take upon request, all action required under or deemed desirable or appropriate by Noteholder in connection with perfection of Noteholder's security interest in the Collateral, as further set forth in the Security Agreement. To the extent that Borrower has granted a first priority security interest in any of the Collateral to Noteholder pursuant to the FSA or any other agreement, document or instrument (each a "**Security Document**" and, collectively, the "**Security Documents**"), the Collateral shall secure the obligations of Borrower to Noteholder pursuant to any such Security Document *pasi passu* with the obligations under all other such Security Documents.

7. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

(a) Failure to Pay. The Borrower fails to pay any amount due and payable hereunder within ten (10) days after such payment is due, and such failure to pay is not cured by payment of the delinquent amount within thirty (30) days after delivery by Noteholder to Borrower of a notice of such default.

(b) Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein or in the Security Agreement is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

(c) Breach of Covenants. The Borrower fails to observe or perform (a) any covenant, condition or agreement contained in this Note or (b) any other material covenant, obligation, condition or agreement contained in the Security Agreement, such failure continues for thirty (30) days after written notice thereof to the Borrower.

(d) Bankruptcy.

(i) The Borrower commences any case, proceeding or other action (A) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, assignment for the benefit of creditors or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(ii) There is commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication, assignment or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days;

(iii) There is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof;

(iv) The Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or

(v) The Borrower admits in writing its inability to pay its debts as they become due.

8. Cross-Default; Cross-Collateralization. Borrower agrees that an Event of Default under any one of this Note, the FSA, or any other agreement between the Parties related to the Collateral and/or financing or other obligations provided by the Noteholder to the Borrower, or its affiliates (collectively, the "**Party Agreements**"), is an Event of Default under all Party Agreements. Borrower also agrees that the Collateral, including the Collateral encumbered by the FSA, secures all of Borrower's obligations under the Party Agreements, as further set forth in Section 3 of this Note.

9. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option:

(a) By written notice to the Borrower declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable.

(b) Without any other notice to or demand upon the Borrower, assert all rights and remedies of a secured party under the Security Agreement, the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, or otherwise retain, liquidate or dispose of all or any portion of the Collateral. To the extent permitted by applicable law, Noteholder waives all claims, damages and demands it may acquire against the Borrower arising out of the exercise by it of any rights hereunder.

(c) Take payment of the Balance (as defined herein) of the Loan under this Note by converting all or any part of the balance of unpaid principal together with accrued but unpaid interest, fees and other amounts due under this Note (the "**Balance**") into an Advance (as defined in the FSA) at Noteholder's sole discretion, up to the amount of Available Credit (as defined in the FSA), which Advance shall be payable pursuant to and otherwise governed by the terms and conditions of the FSA.

(d) Exercise any or all of its rights, powers or remedies under applicable law.

All, and each of the, rights and remedies provided in this Section 5 are cumulative and not exclusive of any other rights or remedies that may be available to the Noteholder, whether provided by law, equity, statute, in any other agreement between the Parties or otherwise.

10. Miscellaneous.

(a) Notices.

(i) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing.

(ii) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day) and (iii) sent by e-mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment).

(b) Default Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its internal and external counsel) incurred by the Noteholder in connection with an Event of Default under this Note.

(c) Origination Fee. In order to, *inter alia*, reimburse P2Bi for the time and expense P2Bi incurs in its due diligence and underwriting of this Note, Borrower shall pay to the Noteholder an origination fee in the amount set forth on **Schedule 1** hereto effective upon execution of this Agreement.

(d) Governing Law; Venue; Waiver of Jury Trial; Attorneys' Fees. This Note will be governed and interpreted by the laws of the state of Colorado as it applies to contracts executed and performed within the state of Colorado by parties domiciled in the state of Colorado, without reference or regard to Colorado's conflict of laws provisions. The parties hereby irrevocably and unconditionally agree to submit any legal action or proceeding relating to this Note to the non-exclusive general jurisdiction of the courts of the State of Colorado located in Denver County and the courts of the United States located in the District of Colorado and, in any such action or proceeding, consent to jurisdiction in such courts and waive any objection to the venue in any such court. The Parties agree that service of process upon them in any such action or proceeding may be made by United States mail, certified or registered, return receipt requested, postage prepaid. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the Security Agreement in any court referred herein and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. Unless otherwise agreed, the prevailing party in any litigation relating to the interpretation or enforcement of this Note shall be entitled to reasonable litigation costs, expenses and attorneys' fees, including such amounts incurred on appeal.

(e) Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Note.

(f) Successors and Assigns. The Borrower may not assign or transfer this Note or any of its obligations hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns. Noteholder may freely assign and transfer all or any part of this rights under this Note, including Noteholder's rights to payment hereunder, in its sole discretion. This Note shall inure to the benefit of, and be binding upon, the Parties and their respective successors and assigns.

(g) Waiver of Notice. The Borrower hereby (i) waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder; and (ii) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts.

(h) Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

(i) Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

(j) Electronic Execution; Counterparts. The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all such counterparts together shall constitute one and the same instrument.

(k) No Waiver; Cumulative Remedies; Release. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Borrower hereby releases and exculpates Noteholder, Noteholder's officers, employees, agents, designees, attorneys, directors, shareholders, and accountants (the "**Noteholder Parties**") from any liability arising from any acts under this Note, the documents executed in connection with this Note or subsequent to this Note or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct, but in no event shall the Noteholder Parties have any liability to Borrower for lost profits or other special or consequential damages. Borrower agrees to indemnify the Noteholder Parties against, and hold each of them harmless from, any liability of any kind or nature, including attorneys' fees and Noteholder's expenses which may be imposed upon, incurred by, or asserted against any of the Noteholder Parties, in any way relating to or arising out of this Note or the transactions contemplated hereby, except to the extent of any liability caused by any of the Noteholder Parties' gross negligence or willful misconduct.

(l) Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the 29th day of June, 2018.

Parscale Digital, Inc.

DocuSigned by:

By: ______________________________

Signature

Name: Andrew Van Noy

Its: President

P2BINVESTOR INCORPORATED

DocuSigned by:

By: ______________________________

Name: G. Krista Morgan

Its: Chief Executive Officer

SCHEDULE 1

Defined Term	Definition
Interest Rate	18%
Default Interest Rate	27%
Effective Date	6/29/18
Maturity Date	6/30/19
Principal Amount	$750,000
Repayment Schedule	ATTACHED at **Exhibit B**
Origination Fee	$15,000

Modifications of the terms of the Note applicable to the Loan described above:

EXHIBIT A
SECURITY AGREEMENT

[*Attached*]

EXHIBIT B

Payment Due	Beginning Principal Balance	Interest Accrual Period (Days)	Interest Payment	Principal Payment	Ending Outstanding Principal	Total Payment Due
7/31/18	$750,000	32	$11,835.62	$62,500	$687,500	$74,335.62
8/31/18	$687,500	31	$10,510.27	$62,500	$625,000	$73,010.27
9/30/18	$625,000	30	$9,246.58	$62,500	$562,500	$71,746.58
10/31/18	$562,500	31	$8,599.32	$62,500	$500,000	$71,099.32
11/30/18	$500,000	30	$7,397.26	$62,500	$437,500	$69,897.26
12/31/18	$437,500	31	$6,688.36	$62,500	$375,000	$69,188.36
01/31/19	$375,000	31	$5,732.88	$62,500	$312,500	$68,232.88
02/28/19	$312,500	28	$4,315.07	$62,500	$250,000	$66,815.07
03/31/19	$250,000	31	$3,821.92	$62,500	$187,500	$66,321.92
04/30/19	$187,500	30	$2,773.97	$62,500	$125,000	$65,273.97
05/31/19	$125,000	31	$1,910.96	$62,500	$62,500	$64,410.96
06/30/19	$62,500	30	924.66	$62,500	$0	$63,424.66